UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 8, 2011

ELECTROMED, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	001-34839	41-1732920
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Sixth Avenue NW
New Prague, MN 56071

Address of Principal Executive Offices)(Zip Code)

(952) 758-9299

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On November 8, 2011, Electromed, Inc. (the “Company”) entered into an Amended and Restated Credit Agreement (the “Agreement”) with U.S. Bank National Association (the “Bank”). The Agreement amends and restates that certain Credit Agreement dated December 9, 2009 by and between the Company and the Bank (the “Original Agreement”). The Original Agreement would have expired on November 30, 2011 had it not been extended by the parties. The Agreement provides for a $6,000,000 revolving line of credit, an increase of $2,500,000 from the revolving line of credit in the Original Agreement, which is renewable annually, and is evidenced by a single amended and restated revolving promissory note (the “Note”). In addition, a $1,520,000 Term Loan bears interest at 5.79% (“Term Loan A”), and another $1,000,000 term loan bears interest at 4.28% (“Term Loan B”), both as originally set forth in the Original Agreement. The Agreement provides that amounts under Term Loan A and Term Loan B have been disbursed in full and the Bank will make no further term loan advances under the Agreement or the Original Agreement. Finally, the Agreement provides for letters of credit to be issued to the Company from time to time, up to a limit of $250,000.

Interest on the revolving line of credit accrues at one-month LIBOR plus 2.75% and is payable monthly. The amount eligible for borrowing on the line of credit is limited to 60% of eligible accounts receivable less the outstanding principal balance on the Company’s Term Loan B. The line of credit is scheduled to expire on December 31, 2012, if not renewed. Term Loan A requires monthly payments of principal and interest of approximately $10,706 and has a maturity date of December 9, 2014. Term Loan B requires monthly payments of principal and interest of approximately $29,649 and has a maturity date of December 9, 2012. The Company is required to pay a fee of 0.125% per annum on unused portions of the revolving line of credit.

The Agreement contains certain covenants that restricts the Company’s ability to, among other things, pay cash dividends, make certain investments, incur indebtedness or liens, change its Chief Executive Officer, merge or consolidate with any person, or sell, lease, assign, transfer or otherwise dispose of any assets other than in the ordinary course of business or at a price below a certain threshold. The agreement also contains financial covenants that require maintenance of certain fixed charge and total cash flow leverage ratios.

The foregoing description of the material terms of the Agreement and Note does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the Agreement and Note, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended December 31, 2011.

Item 2.02	Results of Operations and Financial Condition

On November 8, 2011, the Company issued a press release announcing its financial results for the three months ended September 30, 2011. The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated by reference in this Current Report on Form 8-K as if fully set forth herein.

The Company will conduct a conference call to discuss its financial results for the 2012 fiscal first quarter at 8:30 a.m. central time on November 9, 2011.

The information contained in this Item 2.02 to Current Report on Form 8-K, including the Exhibit 99.1 attached hereto and incorporated herein, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in response to Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

	(a)	Financial statements: None.

	(b)	Pro forma financial information: None.

	(c)	Shell company transactions: None.

	(d)	Exhibits:

		99.1	Press release dated November 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electromed, Inc.

Date: November 8, 2011	By:	/s/ Jeremy Brock
	Name:	Jeremy Brock
	Title:	Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

ELECTROMED, INC.

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
November 8, 2011	001-34839

Exhibit Number	Description
99.1	Press Release dated November 8, 2011